UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NEWPORT GOLD, INC.
(Exact name of registrant as specified in its charter)

NEVADA	Not Available
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

220- 1495 Ridgeview Drive, Reno, Nevada	89509
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each class
to be so registered	is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-115550

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, without par value
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

A description of the Common Shares to be registered hereunder is contained under the heading "Description of Securities" in the Registrant's registration statement on Amendment No. 6 to Form SB-1 (File No. 333-115550), filed with the Securities and Exchange Commission on June 8, 2005 as the same may be amended from time to time, and such information is incorporated by reference herein.

Item 2. Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description
3.1	Articles of Incorporation.(1)
3.2	Bylaws.(1)
4.1	Specimen Stock Certificate.(1)

_________________

Note:
(1)	Filed Previously with SB-1 on May 17, 2004

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEWPORT GOLD, INC.

Date: September 1, 2006	By:	/s/ Derek Bartlett

Derek Bartlett
President, Chief Executive Officer, Secretary and a member of the Board of Directors